UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2009

NCI, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51579

Delaware	20-3211574
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11730 Plaza America Drive, Reston, VA, 20190
(Address of principal executive offices, including zip code)

703-707-6813
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2009, Mr. William Parker stated he would resign from his position as Chief Operating Officer. The effective date of the resignation will be January 11, 2010.

Pursuant to a release agreement dated as of December 11, 2009, (i) Mr. Parker will receive a lump-sum payment of $168,000, which represents six months of his then-current annual salary, (ii) Mr. Parker will receive a lump-sum payment of $252,000, which represents the amount he would have been eligible to receive at the target level under NCI's Short-Term Incentive Compensation Plan for 2009 performance, (iii) Mr. Parker's outstanding stock options will become fully vested and immediately exercisable, and (iv) Mr. Parker will be required to comply with covenants relating to non-disclosure of confidential information and non-solicitation of customers and employees, and comply with a general release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, INC.

Date: December 14, 2009	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	December 14, 2009 Parker press release